Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: David C. Mancuso, President and Chief Executive Officer

TELEPHONE: (716) 366-4070

LAKE SHORE BANCORP, INC. ANNOUNCES MANAGEMENT CHANGES

Dunkirk, New York, March 6, 2006: Lake Shore Bancorp, Inc. (the “Company”), the proposed holding company for Lake Shore Savings and Loan Association (the “Bank”), announced today that Robert L. Smith has tendered his resignation from the position of Chief Financial Officer of the Company and the Bank effective March 17, 2006. Mr. Smith has accepted the position of Plant Controller at the Nestlé Purina Petcare Company in Dunkirk, New York. Prior to joining the Bank in 2004, Mr. Smith was employed in various financial positions at Purina since 1976.

The Company also announced that Rachel A. Foley, the Bank’s current Controller, will succeed Mr. Smith as Chief Financial Officer of the Company and the Bank effective upon his departure. Ms. Foley has been the Bank’s Controller since 1999. Prior to that, Ms. Foley was employed as a Financial Audit Supervisor within the Internal Audit Department at M&T Bank in Buffalo, New York. Ms. Foley has a Bachelor of Science degree in Economics from Allegheny College and a Masters of Business Administration degree from the State University of New York at Buffalo.

David C. Mancuso, President and Chief Executive Officer of the Company and the Bank said, “On behalf of the Board of Directors, I would like to thank Bob for his service to Lake Shore Savings. While we are certainly disappointed to see him leave, we wish him well in his future endeavors.” Mr. Mancuso added, “We are also very excited about the prospect of Rachel Foley becoming our new Chief Financial Officer. Rachel has been employed by Lake Shore Savings for over five years as our Controller. As such, she has a great deal of experience and is well qualified for her new position.”

As previously announced, the Company is currently conducting its initial public offering, having received conditional approval from the Office of Thrift Supervision to undertake a subscription offering of up to 2,975,625 shares of its common stock on a priority basis to eligible depositors in a subscription offering. The Company’s registration statement relating to the sale of common stock in the offering was declared effective by the Securities and Exchange Commission on February 13, 2006. The Company began mailing subscription offering and proxy materials to the Bank’s depositors on February 22, 2006.

A copy of this press release, a prospectus supplement and the Company’s filing on Form 8-K with the Securities and Exchange Commission regarding the information contained herein will be mailed to the aforementioned depositors on or about March 7, 2006.

The subscription offering will end on March 16, 2006 at 11:00 a.m., at which time all stock orders with full payment must be received (not postmarked) by the Stock Information Center.

Anyone having questions regarding the offering should contact The Stock Information Center at (800) 806-8430, Monday through Friday, between the hours of 10:00 a.m. to 4:00 p.m, Eastern Time.

Lake Shore Savings and Loan Association was founded in 1891 and conducts its business from its headquarters in Dunkirk, New York. Its banking office network currently has eight full service branch offices and three administrative offices located in Chautauqua and Erie counties.

This release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the prospectus when accompanied by a stock order form.

The shares of common stock are not savings accounts or deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

This release contains certain forward-looking statements based on current expectations, estimates and projections about the Company’s and the Bank’s industry, and management’s beliefs and assumptions. Words such as anticipates, expects, intends, plans, believes, estimates and variations of such words and expressions are intended to identify forward-looking statements. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast. Therefore, actual results may differ materially from those expressed or forecast in such forward-looking statements. The Company and Bank undertake no obligation to update publicly any forward-looking statements, whether as a result of new information or otherwise.